Exhibit No. 17
Form of Proxy Card

TABULATOR, P.O. BOX 8035, CARY, NC 27512-9903

               YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/GLBNX
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote

PHONE Call 1-855-574-1388
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid
envelope provided

AT THE MEETING
You may vote via the Internet or by phone as described
above while participating in the meeting
You must register to attend the meeting online and/or
participate at www.proxydocs.com/GLBNX

PROXY TABULATOR
PO BOX 8035
CARY, NC 27512-9916

REVOCABLE PROXY
Great Lakes Bond Fund
Special Meeting of Shareholders
For Shareholders as of record on April 30, 2021

**Due to COVID 19 health concerns the Special Meeting will be held virtually.

TIME:	Thursday, July 15, 2021 02:00 PM, Central Time
PLACE:	Special Meeting to be held virtually at www.proxydocs.com/GLBNX

This proxy is being solicited on behalf of the Board of Trustees of the Fund
The undersigned hereby appoints Jason Turner and Brian Weidmeyer, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Great Lakes Bond Fund which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified.
WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS GIVEN BUT THIS PROXY CARD HAS BEEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, AND IN THE DISCRETION OF THE NAMED PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Great Lakes Bond Fund
Special Meeting of Shareholders
Please make your marks like this: ☒ Use dark black pencil or pen only
THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE
“FOR” ON PROPOSAL 1

	PROPOSAL		YOUR VOTE
		FOR	AGAINST	ABSTAIN
1.
To approve an Agreement and Plan of Reorganization between Managed Portfolio Series, on behalf of the Great Lakes Bond Fund (the “Target Fund”), and The Weitz Funds, on behalf of the Weitz Core Plus Income Fund (the “Acquiring Fund”), providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund (the “Reorganization”).
		☐	☐	☐

**Due to COVID 19 health concerns the Special Meeting will be held virtually.
You must register to attend the meeting online and/or participate at www.proxydocs.com/GLBNX
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date